EXHIBIT 23.3

                                RP FINANCIAL, LC
             [Financial Services Industry Consultants - Letterhead]



                               September 18, 1997



Board of Directors
Guaranty Federal Savings Bank
Guaranty Federal Bancshares, M.H.c.
Guaranty Federal Bancshares, Inc.
1341 West Battlefield
Springfield, Missouri  65807

Gentlemen:

         We hereby consent to the use of our firm's name in the Application for Conversion of Guaranty Federal Bancshares, M.H.C., the mutual holding company for Guaranty Federal Savings Bank, Springfield, Missouri and any amendments thereto, in the Forms S-1 Registration Statement and any amendments thereto and in the Form H-(e)1-S for Guaranty Federal Bancshares, Inc. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our statement concerning subscription rights in such filings including the Prospectus of Guaranty Federal Bancshares, Inc.

                                             Sincerely,



                                             /s/James J. Oren
                                             ----------------
                                             James J. Oren
                                             Vice President